UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2019

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Approval of Codexis, Inc. 2019 Incentive Award Plan

The Board of Directors (the “Board”) of Codexis, Inc. (the “Company”) previously adopted, subject to stockholder approval, the Codexis, Inc. 2019 Incentive Award Plan (the “2019 Plan”). At the Company’s Annual Meeting of Stockholders on June 11, 2019 (the “Annual Meeting”), the Company’s stockholders approved the 2019 Plan. The 2019 Plan supersedes and replaces in its entirety the Company’s 2010 Equity Incentive Plan (the “2010 Plan”), and no further awards will be granted under the 2010 Plan; however, the terms and conditions of the 2010 Plan will continue to govern any outstanding awards thereunder. Employees and consultants of the Company or any parent or subsidiary, as well as members of the Board, are eligible to receive awards under the 2019 Plan. The 2019 Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock or cash based awards and dividend equivalents to eligible individuals.

The number of shares of our common stock available for issuance under the 2019 Plan is equal to the sum of (i) 7,897,144 shares, and (ii) any shares subject to awards granted under the 2010 Plan that were outstanding as of April 22, 2019 and thereafter terminate, expire, lapse or are forfeited; provided that no more than 14,000,000 shares may be issued upon the exercise of ISOs.

Awards granted under the 2019 Plan must vest no earlier than one year measured from the date of grant, subject to certain limited exceptions set forth in the 2019 Plan. If a Change in Control (as defined in the 2019 Plan) of the Company occurs and the successor refuses to assume or substitute for an award, the award will vest in full as of immediately prior to the Change in Control.

For an additional description of the terms and conditions of the 2019 Plan, see “Summary of the 2019 Plan” under “Item 3—Approval of the Codexis, Inc. 2019 Incentive Award Plan” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 26, 2019.

The foregoing description of the 2019 Plan is qualified in its entirety by reference to the text of the 2019 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting in Redwood City, California on June 11, 2019. The results of the matters voted on by the Company’s stockholders are set forth immediately below.

Proposal No. 1

To elect three Class III Directors to the Board to hold office for three-year terms expiring at the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal:

	Number of Votes
Name of Nominee	For	Withheld	Broker Non-Votes
Byron L. Dorgan	40,610,270	268,351	10,770,790
David V. Smith	39,292,190	1,586,431	10,770,790
Dennis P. Wolf	39,161,442	1,717,179	10,770,790

Each of the nominees nominated in Proposal No. 1 was elected.

Proposal No. 2

To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Number of Votes
For	Against	Abstain
51,508,585	75,227	65,599

Proposal No. 2 was approved.

Proposal No. 3

To approve the Codexis, Inc. 2019 Incentive Award Plan:

Number of Votes
For	Against	Abstain	Broker Non-Votes
32,012,772	8,775,238	90,611	10,770,790

Proposal No. 3 was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Codexis, Inc. 2019 Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2019

CODEXIS, INC.

By:	/s/ Gordon Sangster
Name: Gordon Sangster
Title: Senior Vice President and Chief Financial Officer